Exhibit 99.1

NEWS RELEASE

Contact: Kyle Beeson Director, Communications Phone (610) 251-1000 kbeeson@triumphgroup.com	Thomas A. Quigley, III Vice President, Investor Relations, Mergers & Acquisitions and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS FIRST QUARTER FISCAL 2025 RESULTS

RADNOR, Pa. – August 7, 2024 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its first quarter of fiscal 2025, which ended June 30, 2024.

First Quarter Fiscal 2025

•
Net sales of $281.0 million; sales growth of 7%
•
Operating income of $8.1 million with operating margin of 3%; adjusted operating income of $17.2 million with adjusted operating margin of 6%
•
Net loss from continuing operations of ($18.8) million, or $(0.24) per share; adjusted net loss from continuing operations of ($4.3) million, or $(0.06) per share
•
Adjusted EBITDAP of $25.4 million with Adjusted EBITDAP margin of 9%
•
Cash used in operations of $(104.5) million and free cash use of $(112.7) million

Fiscal 2025 Guidance

•
Net sales of approximately $1.2 billion
•
Operating income of approximately $132.5 million, reflecting operating margin of 11%, updated from prior guidance due to $7.5 million in legal contingencies loss
•
Adjusted EBITDAP of approximately $182.0 million, reflecting Adjusted EBITDAP margin 15%
•
Earnings per diluted share of approximately $0.33 and adjusted earnings per diluted share of approximately $0.52
•
Cash flow from operations of $30.0 million to $50.0 million, free cash flow of $10.0 million to $25.0 million

First quarter operating income of $8.1 million includes $1.6 million of restructuring costs related to the $40.0 million in cost reduction actions noted last fiscal year and $7.5 million in legal contingencies loss related to updates in our previously disclosed arbitration related to environmental liabilities in our legacy Structures business. We continue to assess our legal rights and remedies with respect to this matter. In addition to the adjustments impacting operating income, the Company incurred $5.4 million in debt extinguishment loss related to the retirement of debt in the quarter.

“TRIUMPH achieved its ninth consecutive quarter of year-over-year sales growth as commercial aftermarket sales from our IP-based business grew by more than 42% and more than offset temporary commercial OEM and supply chain headwinds," said Dan Crowley, TRIUMPH's chairman, president and chief executive officer. “We retired an additional $120.0 million of debt in the quarter, strengthening the balance sheet and earning credit upgrades from both of the rating agencies that follow TRIUMPH."

"Our Interiors business saw decreased sales in the first quarter due to reduced 737MAX shipments, which further impacted its profit and cash flow. We expect Interiors sales to recover in our fourth quarter as narrowbody aircraft rates ramp."

Mr. Crowley continued, “TRIUMPH is maintaining its fiscal 2025 guidance for sales, EBITDAP and cash flow on strong aftermarket demand and forecasted OEM production rates. We anticipate continued commercial OEM softness in the second quarter, which is expected to recover in the second half. We continue to expect to deliver top and bottom-line growth rates at or above the market as we benefit from our focus on OEM and related aftermarket product lines.”

First Quarter Fiscal 2025 Overview

	Three Months Ended June 30,
($ in millions)	2024	2023
Commercial OEM	$118.7	$117.1
Military OEM	61.8	65.8
Total OEM Revenue	180.5	182.9

Commercial Aftermarket	50.2	35.2
Military Aftermarket	41.1	36.9
Total Aftermarket Revenue	91.3	72.1

Non-Aviation Revenue	8.6	8.2
Amortization of acquired contract liabilities	0.6	0.6
Total Net Sales*	$281.0	$263.8
* Differences due to rounding
Note> Aftermarket sales include both repair & overhaul services and spare parts sales.

Commercial OEM sales increased $1.6 million, or 1.4% in the quarter primarily with increases in sales volumes on the Boeing 787 program and various business jet platforms, offset by lower sales on Bell 429, Boeing 737 and other commercial fixed wing platforms.

Commercial Aftermarket sales increased $15.0 million, or 42.6%, primarily due to increased spares sales as well as a spare parts intellectual property transaction of approximately $4.6 million in the current year.

Military OEM sales decreased ($4.0) million, or (6.0%) in the quarter, as volumes decreased on the V-22 program as expected.

Military aftermarket sales increased $4.2 million, or 11.4% in the quarter, primarily on increased spares and repairs for several programs including CH-47 and CH-53, partially offset by decreased rotorcraft repair and overhaul sales.

Non-aviation sales were stable on steady demand.

TRIUMPH's results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(17.3)	$(18.8)	$(0.24)
Adjustments
Legal contingencies loss	7.5	7.5	0.10
Restructuring costs	1.6	1.6	0.02
Debt extinguishment loss	5.4	5.4	0.07

Adjusted loss from continuing operations - non-GAAP*	$(2.8)	$(4.4)	$(0.06)
*Difference due to rounding.

The number of shares used in computing loss per share for the first quarter of 2025 was 77.2 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.87 billion down 2% from the prior fiscal year end. This decrease was due to the changes in timing of deliveries primarily under the Boeing 737MAX program, offset by increases in Airbus A320 family orders.

For the first quarter of fiscal 2025, cash flow used in operations was $104.5 million, which was in line with expectations previously provided.

Conference Call

TRIUMPH will hold a conference call today, August 7th, at 8:30 a.m. (ET) to discuss the first quarter of fiscal 2025 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at https://www.triumphgroup.com/filings-financial/quarterly-results. An audio replay will be available from August 7th to August 14th by calling (844) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #3237267.

About TRIUMPH

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, develops, manufactures, repairs and provided spare parts across a broad portfolio of aerospace and defense systems and components. The Company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about guidance, financial and operational performance, revenues, earnings per share, cash flow or use, cost savings, operational efficiencies and organizational restructurings and our evaluation of potential adjustments to reported amounts, as described above. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended
	June 30,
CONDENSED STATEMENTS OF OPERATIONS	2024	2023
Net sales	$281,016	$263,823
Cost of sales (excluding depreciation shown below)	207,077	193,905
Selling, general & administrative	49,378	50,494
Depreciation & amortization	7,367	7,365
Legal contingencies loss	7,464	—
Restructuring costs	1,616	—
Loss on sale of assets and businesses, net	—	12,617
Operating income (loss)	8,114	(558)
Interest expense and other, net	18,984	32,102
Debt modification and extinguishment loss (gain)	5,369	(3,391)
Warrant remeasurement gain	—	(8,001)
Non-service defined benefit expense (income)	1,033	(820)
Income tax expense	1,499	1,260
Loss from continuing operations	(18,771)	(21,708)
Income from discontinued operations, net of tax	4,680	3,545
Net loss	$(14,091)	$(18,163)
Loss per share - basic:
Loss per share - continuing operations	$(0.24)	$(0.33)
Earnings per share - discontinued operations	0.06	0.06
Loss per share - basic	$(0.18)	$(0.27)
Weighted average common shares outstanding - basic	77,158	66,347
Loss per share - diluted:
Loss per share - continuing operations	$(0.24)	$(0.33)
Earnings per share - discontinued operations	0.06	0.06
Loss per share - diluted	$(0.18)	$(0.27)
Weighted average common shares outstanding - diluted	77,158	66,347

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited June 30, 2024	March 31, 2024
Assets
Cash and cash equivalents	$152,604	$392,511
Accounts receivable, net	136,927	138,272
Contract assets	82,238	74,289
Inventory, net	358,681	317,671
Prepaid and other current assets	19,314	16,626
Current assets	749,764	939,369
Property and equipment, net	143,389	144,287
Goodwill	510,723	510,687
Intangible assets, net	62,843	65,063
Other, net	26,045	26,864
Total assets	$1,492,764	$1,686,270
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$2,979	$3,200
Accounts payable	128,167	167,349
Contract liabilities	46,236	55,858
Accrued expenses	125,803	129,855
Current liabilities	303,185	356,262
Long-term debt, less current portion	957,203	1,074,999
Accrued pension and post-retirement benefits, noncurrent	278,626	283,634
Deferred income taxes, noncurrent	7,269	7,268
Other noncurrent liabilities	66,042	68,521
Stockholders' Deficit:
Common stock, $.001 par value, 200,000,000 shares authorized, 77,246,802 and 76,923,691 shares issued and outstanding	77	77
Capital in excess of par value	1,108,761	1,107,750
Accumulated other comprehensive loss	(519,136)	(517,069)
Accumulated deficit	(709,263)	(695,172)
Total stockholders' deficit	(119,561)	(104,414)
Total liabilities and stockholders' deficit	$1,492,764	$1,686,270

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended June 30,
	2024	2023
Operating Activities
Net loss	$(14,091)	$(18,163)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,367	8,118
Amortization of acquired contract liability	(591)	(575)
(Gain) loss on sale of assets and businesses	(5,018)	12,617
Loss (gain) on modification and extinguishment of debt	5,369	(3,391)
Other amortization included in interest expense	1,059	1,506
Provision for credit losses	263	534
Warrants remeasurement gain	—	(8,001)
Share-based compensation	3,015	3,622
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	610	32,532
Contract assets	(7,939)	(10,180)
Inventories	(40,989)	(39,818)
Prepaid expenses and other current assets	(2,603)	(1,830)
Accounts payable, accrued expenses, and contract liabilities	(46,272)	(42,588)
Accrued pension and other postretirement benefits	892	(1,262)
Other, net	(5,599)	3,155
Net cash used in operating activities	(104,527)	(63,724)
Investing Activities
Capital expenditures	(8,172)	(6,401)
Proceeds from (payments on) sale of assets and businesses	572	(6,848)
Investment in joint venture	—	(1,515)
Net cash used in investing activities	(7,600)	(14,764)
Financing Activities
Proceeds from issuance of long-term debt	—	2,000
Retirement of debt and finance lease obligations	(120,789)	(763)
Payment of deferred financing costs	—	(1,438)
Payment of issuance of common stock, net of issuance costs	—	(803)
Premium on redemption of long-term debt	(3,600)	—
Repurchase of shares for share-based compensation minimum tax obligation	(2,132)	(1,235)
Net cash used in financing activities	(126,521)	(2,239)
Effect of exchange rate changes on cash	(1,259)	(358)
Net change in cash and cash equivalents	(239,907)	(81,085)
Cash and cash equivalents at beginning of period	392,511	227,403
Cash and cash equivalents at end of period	$152,604	$146,318

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended
	June 30,
	2024	2023
Systems & Support
Net sales to external customer	$251,981	$227,253
Inter-segment sales (eliminated in consolidation)	8	—
Segment EBITDAP	47,397	40,814
Segment EBITDAP Margin	18.9%	18.0%
Depreciation & amortization	6,379	6,187

Interiors
Net sales to external customer	$29,035	$36,570
Inter-segment sales (eliminated in consolidation)	8	13
Segment EBITDAP	(7,277)	(1,893)
Segment EBITDAP Margin	-25.1%	-5.2%
Depreciation & amortization	576	683

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC, AND SUBSIDIARES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release annual audited and quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") rules, we also disclose and discuss certain non-GAAP financial measures in our public filings and earning releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our net (loss) income from continuing operations before interest and gains or losses on debt modification and extinguishment, income taxes, amortization of acquired contract liabilities, costs incurred pertaining to shareholder cooperation agreements, consideration payable to customer related to divestitures, legal contingency losses (including legal judgments and settlements), gains/loss on divestitures, gains/losses on warrant remeasurements and warrant-related transaction costs, share-based compensation expense, depreciation and amortization (including impairment of long-lived assets), other non-recurring impairments, and the effects of certain pension charges such as curtailments, settlements, withdrawals, and other early retirement incentives; and Adjusted EBITDAP, which is Adjusted EBITDA, before pension expense or benefit (excluding pension charges already adjusted in Adjusted EBITDA). We disclose Adjusted EBITDA on a consolidated and Adjusted EBITDAP on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations with our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the U.S. GAAP financial measure most directly comparable to such measures is net (loss) income from continuing operations. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net (loss) income from continuing operations the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our continuing business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to net (loss) income from continuing operations, or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as a substitute for any U.S. GAAP financial measure, including net (loss) income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net (loss) income from continuing operations set forth below, in our earnings releases, and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net (loss) income from continuing operations has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of noncash charges, such as depreciation and amortization, and nonoperating items, such as interest, income taxes, pension and other postretirement benefits, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts, and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide financial measures by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our income (loss) from continuing operations) to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using these non-GAAP financial measures as compared with income (loss) from continuing operations:

•
Gains or losses from sale of assets and businesses may be useful for investors to consider because they reflect gains or losses from sale of operating units or other assets. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Warrants remeasurement gains or losses and Warrant-related transaction costs may be useful for investors to consider because they reflect the mark-to-market changes in the fair value of our Warrants and the costs associated with Warrants issuance. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Shareholder cooperation expenses may be useful for investors to consider because they represent certain costs of corporate governance that may be incurred periodically when reaching cooperative agreements with shareholders. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Legal contingencies loss, when applicable, may be useful for investors to consider because it reflects gains or losses from legal disputes with third parties. We do not believe these gains or losses reflect the current and ongoing earnings related to our operations.
•
Non-service defined benefit income or expense from our pension and other postretirement benefit plans (inclusive of certain pension related transactions such as curtailments, settlements, withdrawal, and early retirement or other incentives) may be useful for investors to consider because they represent the cost of postretirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the noncash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill and intangible asset impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of trade names, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

•
The amount of interest expense and other, as well as debt extinguishment gains or losses, we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other and debt extinguishment gains or losses to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our income (loss) from continuing operations for the indicated periods (in thousands):

	Three Months Ended
	June 30,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2024	2023
Loss from continuing operations	$(18,771)	$(21,708)
Add-back:
Income tax expense	1,499	1,260
Interest expense and other, net	18,984	32,102
Debt modification and extinguishment loss (gain)	5,369	(3,391)
Warrant remeasurement gain	—	(8,001)
Legal contingencies loss	7,464	—
Shareholder cooperation expenses	—	1,905
Loss on sales of assets and businesses, net	—	12,617
Share-based compensation	3,015	3,622
Amortization of acquired contract liabilities	(591)	(575)
Depreciation and amortization	7,367	7,365
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$24,336	$25,196
Non-service defined benefit expense (income) (excluding settlements)	1,033	(820)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$25,369	$24,376
Net sales	$281,016	$263,823
Loss from continuing operations margin	(6.7%)	(8.2%)
Adjusted EBITDAP margin	9.0%	9.3%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended June 30, 2024			Fiscal Year 2025 Diluted EPS Guidance
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(17,272)	$(18,771)	$(0.24)	$0.33
Adjustments:
Legal contingencies loss	7,464	7,464	0.10	0.10
Restructuring costs	1,616	1,616	0.02	0.02
Debt extinguishment loss	5,369	5,369	0.07	0.07
Adjusted loss from continuing operations - non-GAAP*	$(2,823)	$(4,322)	$(0.06)	$0.52
*Difference due to rounding.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

	Three Months Ended June 30, 2023
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(20,448)	$(21,708)	$(0.33)

Adjustments:
Shareholder cooperation expenses	1,905	1,905	0.03
Loss on sale of assets and businesses, net	12,617	12,617	0.19
Debt modification and extinguishment gain	(3,391)	(3,391)	(0.05)
Adjusted income from continuing operations - non-GAAP*	$(9,317)	$(10,577)	$(0.16)
*Difference due to rounding.

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended June 30,
	2024	2023
Operating income (loss) - GAAP	$8,114	$(558)
Adjustments:
Loss on sale of assets and businesses, net	—	12,617
Legal contingencies loss	7,464	—
Restructuring costs (cash based)	1,616	—
Shareholder cooperation expenses	—	1,905
Adjusted operating income - non-GAAP	$17,194	$13,964
Adjusted operating margin - non-GAAP	6.1%	5.3%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Fiscal 2025
($ in millions)	Guidance
Income from continuing operations, before taxes	$32.5
Adjustments:
Interest expense and other, net	~$95.0
Non-service defined benefit expense	~$5.0
Depreciation & Amortization	~$33.0
Amortization of acquired contract liabilities	~($4.0)
Share-based compensation	~$13.0
Legal contingencies loss	~$7.5
Adjusted EBITDAP - non-GAAP	$182.0

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash used in operations to free cash use.

	Three Months Ended June 30,		Fiscal 2025 Guidance
$ in millions	2024	2023
Cash (use) flow from operating activities	$(104.5)	$(63.7)	$ 30.0 - $ 50.0
Less:
Capital expenditures	(8.2)	(6.4)	$ (20.0) - $ (25.0)
Free cash (use) flow*	$(112.7)	$(70.1)	$ 10.0 - $ 25.0
* Differences due to rounding